Distribution Summary	PPLUS QWS-1
Number of Certificates	1,600,000

CUSIP to be Redeemed	740434873
CUSIP to be Delivered	74913EAJ9

Total Underlying Securities to be Distributed	39,977,000
Total Cash to be Distributed	22,469.56

Only delivered in multiples of 40 shares
Bonds per Share	25.00

Only delivered to holders of 39 or less shares
Cash per Share*	24.42

* For Holders of Certificates for which the liquidation of the Underlying Securities occurred after February 24, the amount of such cash distribution for lots of 39 or fewer Certificates varies based on the liquidation price obtained in relation to the Underlying Securities allocable to particular lots held by or through individual participants in DTC. Such liquidation prices could not be determined on February 24; they could be determined only after crediting of Underlying Securities to the relevant individual DTC participants. The liquidation price in respect of individual participants in DTC depends on time of sale, available prices, lot sizes and other market factors.